UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd, Suite 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(844) 633-6839

Copies to:

Arthur S. Marcus, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

31st Floor

New York, New York

10036

(212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

As of March 2, 2022, 75,257,511 warrants, the resale of the underlying shares of which were registered on H-Cyte, Inc.’s (the “Company”) Registration Statement on Form S-1 (File No. 333-262553), had been exercised, including 41,608,884 warrants held by FWHC Bridge, LLC, an affiliate of the Company and the Company’s principal shareholder, for aggregate gross proceeds of $1,053,605. In connection with the exercise, the holders received from the Company immediately exercisable inducement warrants (the “Inducement Warrants”), providing for a five-year term and an exercise price of $0.014, on a one-to-one basis with the Warrants that were exercised. The Company will use the proceeds of the warrant exercise for working capital purposes.

The Inducement Warrants were issued in reliance upon an exemption from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description
4.1	Form of Inducement Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, INC.

Date: March 2, 2022	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer